EXHIBIT 99.2

SunGard Data Systems Inc.
Pro Forma Combined Condensed Balance Sheet
June 30, 2002
(Unaudited)
(In thousands)

	Historical SunGard (1)	Historical Guardian (2)	Pro Forma Adjustments		Pro Forma Combined
Assets:
Cash, cash equivalents and short-term investments	$438,797	$3,145	$(102,120)	(3)	$339,822
Accounts receivable, net	542,274	36,738	—		579,012
Prepaid expenses and other current assets	69,007	54,273	(1,914)	(5)	121,366
Deferred income taxes	45,767	—	—		45,767

Total current assets	1,095,845	94,156	(104,034)		1,085,967
Property and equipment, net	501,761	86,683	(3,988)	(4)	584,456
Software products	133,552	1,256	(863)	(4)	133,945
Customer base	255,160	—	73,000	(4)	328,160
Goodwill	639,348	305,228	(48,987)	(4)	895,589
Other tangible and intangible assets	77,232	325	(18,235)	(4)	59,322
Deferred income taxes	135,808	—	(21,900)	(4)	113,908

Total assets	$2,838,706	$487,648	$(125,007)		$3,201,347

Liabilities and Stockholders’ Equity:
Short-term and current portion of long-term debt	$3,101	$86,288	$(19,473)	(3)	$164,128
			55,000	(3)
			39,212	(3)
Accounts payable	32,864	29,953	10,000	(6)	72,817
Accrued compensation and benefits	111,026	3,231	3,255	(6)	117,512
Other accrued expenses	102,637	11,414	59,003	(6)	173,054
Accrued income taxes	24,325	—	—		24,325
Deferred revenues	338,828	65,086	4,350	(3)	408,264

Total current liabilities	612,781	195,972	151,347		960,100
Long-term debt	230,470	124,592	(70,058)	(3)	245,792
			(39,212)	(3)

Total liabilities	843,251	320,564	42,077		1,205,892

Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	2,833	16,159	(16,159)	(7)	2,833
Capital in excess of par value	797,172	269,158	(269,158)	(7)	797,172
Restricted stock plans and notes receivable for common stock	(2,268)	—	—		(2,268)
Retained earnings	1,222,745	(118,233)	118,233	(7)	1,222,745
Foreign currency translation adjustment	(10,292)	—	—		(10,292)

	2,010,190	167,084	(167,084)		2,010,190
Treasury stock	(14,735)	—	—		(14,735)

Total stockholders’ equity	1,995,455	167,084	(167,084)		1,995,455

Total liabilities and stockholders’ equity	$2,838,706	$487,648	$(125,007)		$3,201,347

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

SunGard Data Systems Inc.
Pro Forma Combined Condensed Statement of Income
For the six months ended June 30, 2002
(Unaudited)
(In thousands, except per share data)

	Historical SunGard (1)	Historical Guardian (2)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,231,551	$75,573	$—		$1,307,124

Operating expenses, excluding merger and restructuring costs	975,949	76,008	2,920	(4)	1,054,877
Merger and restructuring costs	1,677	8,806	—	(8)	10,483

Operating income (loss)	253,925	(9,241)	(2,920)		241,764
Interest and other income	4,717	38	(1,447)	(3)	3,308
Interest expense	(6,979)	(7,064)	(935)	(3)	(14,978)
Other income	590	—	—		590

Income (loss) before income taxes	252,253	(16,267)	(5,302)		230,684
Income taxes	100,548	419	(1,591)	(9)	99,376

Net income (loss)	$151,705	$(16,686)	$(3,711)		$131,308

Basic net income per common share	$0.54				$0.47

Diluted net income per common share	$0.52				$0.45

Shares used to compute net income per common share:
Basic	281,760				281,760

Diluted	290,974				290,974

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

SunGard Data Systems Inc.
Pro Forma Combined Condensed Statement of Income
For the year ended December 31, 2001
(Unaudited)
(In thousands, except per share data)

	Historical SunGard (1)	Historical Guardian (2)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,928,673	$165,358	$—		$2,094,031

Operating expenses, excluding merger and restructuring costs	1,522,240	165,580	5,840	(4)	1,693,660
Merger and restructuring costs	7,223	124,512	—	(8)	131,735

Operating income (loss)	399,210	(124,734)	(5,840)		268,636
Interest and other income	26,793	267	(3,066	) (3)	23,994
Interest expense	(3,641)	(8,380)	(1,870	) (3)	(13,891)
Loss on write-off of investment	(11,890)	—	—		(11,890)

Income (loss) before income taxes	410,472	(132,847)	(10,776)		266,849
Income taxes	164,417	1,724	(3,233	) (9)	162,908

Net income (loss)	$246,055	$(134,571)	$(7,543)		$103,941

Basic net income per common share	$0.89				$0.38

Diluted net income per common share	$0.86				$0.36

Shares used to compute net income per common share:
Basic	276,057				276,057

Diluted	285,112				285,112

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

SunGard Data Systems Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(Unaudited)

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and assumes that the acquisition had occurred as of the beginning of each period presented. This financial information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the companies had been combined during those periods or the results that may be obtained in the future.

Note 1—SunGard historical financial information

SunGard Data Systems Inc. (SunGard) historical financial information as previously filed with the Securities and Exchange Commission.

Note 2—Guardian iT plc historical financial information

The Guardian iT plc (Guardian) historical financial information as presented in accordance with the generally accepted accounting principles in the United States of America. Prior to acquisition by SunGard, Guardian was a publicly listed company that traded on the London Stock Exchange. The following exchange rates were used in translating Guardian’s financial statements in British pounds sterling to US dollars:

Average rate for the year ended December 31, 2001	1.443923
Average rate for the six months ended June 30, 2002	1.450629
At June 30, 2002	1.532100

Refer to Note 32 of Notes to Guardian’s consolidated financial statements for the year ended December 31, 2001.

Note 3—Acquisition financing and preliminary purchase price allocation

The purchase price values Guardian at approximately $274.1 million, consisting of $86.8 million for the shares of Guardian plus $187.3 million of Guardian bank debt and finance lease obligations. SunGard acquired 24.9% of Guardian shares during the second quarter of 2002 for $20.5 million, and purchased the remaining shares and repaid Guardian bank debt totaling approximately $157.1 million, and expects to pay the remaining balances under most of Guardian’s finance leases, totaling approximately $96.5 million by September 30, 2002. The Company borrowed $55.0 million under its unsecured revolving credit agreement (Credit Agreement) at a rate of approximately 2.9%, with an effective interest rate of approximately 3.4%. For every one-eighth percent adjustment to the interest rate, interest expense increases or decreases by $69,000 per year. The pro forma rules require using current borrowing rates and do not reflect rates that would have been charged during the periods presented. The interest rate used to calculate lost interest income from use of previously existing cash is 2.5%, and represents the estimated rate of interest earned on cash and investment balances during the periods presented.

The allocation of the purchase price is preliminary and is subject to change based on the completion of independent appraisals of tangible and intangible assets, possible changes to the preliminary decisions about which facilities to close, the difference between actual costs and estimated costs (including facility closure costs) used in the preliminary purchase price allocation (also see Note 8), and the completion of financial information as of July 1, 2002, the date of closing of the acquisition. The finalization of the allocation of the purchase price will result in adjustment to certain assets acquired and liabilities assumed, with an offsetting increase or decrease to goodwill. The preliminary estimated allocation of the purchase price follows (in millions):

Cash paid from existing cash balances	$102.1
Cash paid from borrowings under Credit Agreement	55.0
Cash paid during the second quarter 2002 to acquire 24.9% of Guardian	20.5

Total cash paid	177.6
Finance leases assumed	96.5

Total cash paid plus finance leases assumed	274.1
Acquisition costs	10.0
Equity in loss of Guardian during May and June	(2.3)
Restructuring accruals	39.7
Unfavorable leases assumed	13.8
Liabilities assumed	147.7
Deferred income taxes	21.9

Total cash paid and liabilities assumed and created	$504.9

Assets acquired:
Tangible assets at estimated fair value	$175.7
Customer base (life of 12.5 years)	73.0
Goodwill	256.2

Total assets acquired	$504.9

Note 4—Valuation of property and equipment and other tangible and intangible assets

The pro forma adjustment is based on preliminary results of an independent inventory and appraisal of facilities and equipment. An independent appraisal is also underway in connection with acquired contracts and customer relationships. The fair value of acquired contracts and customer relationships will be amortized over their estimated useful lives. In accordance with Statement of Financial Accounting Standards Number 142, goodwill is not amortized and will be evaluated for impairment at least annually. In addition, the Company purchased 24.9% of Guardian’s outstanding common stock on May 1, 2002. The investment in Guardian common stock purchased by the Company on May 1, 2002 is reclassified to goodwill upon completion of the acquisition, net of the Company’s equity in Guardian’s net loss during May and June of 2002.

Note 5—Commissions

Guardian records commissions as an asset when paid, and then expenses the commission over the contract period. SunGard expenses commissions when paid. Pro forma adjustments conforms Guardian’s deferred commissions to SunGard’s accounting policy. For pro forma purposes, the amount of commission expense is assumed to approximate the amount of commissions paid.

Note 6—Other pro forma adjustments

Other pro forma adjustments include estimates for acquisition costs ($10.0 million), costs for termination of certain Guardian employees ($3.3 million), closure of certain Guardian facilities ($35.7 million), accrual for unfavorable leases ($13.8 million), lease termination fees ($8.8 million) and exit costs associated with certain other businesses ($0.7 million).

Note 7—Equity

Removes historical equity of Guardian.

Note 8—Restructuring

As a result of the acquisition of Guardian, SunGard will eliminate certain positions and plans to close certain Guardian and SunGard facilities. While estimated restructuring costs related to SunGard employee terminations and SunGard facilities closures are not included in these pro forma financial statements, such costs will be expensed in the third quarter of 2002. Costs related to Guardian employee terminations and Guardian facility closures are included in the allocation of purchase price (see Notes 3 and 6 above).

Note 9—Income taxes

Assumes an effective income tax rate of 30%.